ANNALY CAPITAL MANAGEMENT, INC. REPORTS 4th QUARTER 2023 RESULTS
NEW YORK—February 7, 2024—Annaly Capital Management, Inc. (NYSE: NLY) ("Annaly" or the "Company") today announced its financial results for the quarter and year ended December 31, 2023.

Financial Highlights
•GAAP net income (loss) of ($0.88) per average common share for the quarter; ($3.61) per average common share for the full year 2023
•Earnings available for distribution ("EAD") of $0.68 per average common share for the quarter; $2.86 per average common share for the full year 2023
•Economic return of 10.1% for the fourth quarter; economic return of 6.0% for the full year 2023
•Book value per common share of $19.44
•GAAP leverage of 6.8x, down from 7.1x in the prior quarter; economic leverage of 5.7x, down from 6.4x in the prior quarter
•Declared quarterly common stock cash dividend of $0.65 per share

Business Highlights
Fourth Quarter 2023 Highlights
•Total portfolio of $74.3 billion, including $65.7 billion in highly liquid Agency portfolio(1)
•Annaly's Agency portfolio decreased modestly by 4%, with portfolio activity focused on the continued rotation up in coupon, reduction of TBA position and growth of Agency CMBS position
–Annaly's Agency portfolio represents 62% of dedicated equity capital(2), down from 64% in the prior quarter
•Reduced interest rate hedges as portfolio duration contracted amidst strong fixed income performance; hedge ratio decreased from 115% to 106% during the quarter
•Annaly's Residential Credit portfolio increased 9% to $5.7 billion(1), representing 20% of dedicated equity capital(2)
–Continued growth driven by strong performance from our correspondent channel; quarterly lock volume of $2.7 billion and $1.8 billion of whole loans settled during the quarter, 90% of which were acquired through our correspondent channel
•Annaly's Mortgage Servicing Rights ("MSR") portfolio increased 18% quarter-over-quarter to $2.7 billion(1) in assets, representing 18% of dedicated equity capital(2)
–Annaly MSR Group upsized existing credit facilities by $500 million during the quarter
•Average GAAP cost of interest bearing liabilities increased 10 basis points to 5.37% and average economic cost of interest bearing liabilities increased 14 basis points to 3.42% quarter-over-quarter
•Weighted average days to maturity for repurchase agreements decreased to 44 days from 52 days in the prior quarter
•$6.2 billion of total assets available for financing(3), including cash and unencumbered Agency MBS of $3.8 billion

Full-Year 2023 Highlights
Investment and Strategy
•Annaly's Agency portfolio activity focused on shifting up in coupon throughout 2023 (share of portfolio in 5.0% or above coupons increased from 31% to 48% year-over-year), while rotating out of our TBA position throughout the year in favor of specified pools
•Annaly's Residential Credit portfolio increased by 14% year-over-year, driven by $4.7 billion of whole loan purchases in 2023, of which $3.9 billion were acquired through our correspondent channel
•As the fifth largest purchaser(4) of MSR in 2023, Annaly's MSR portfolio grew by 50% year-over-year
Financing and Capital
•Continued to proactively manage leverage profile throughout the year amidst substantial volatility; economic leverage decreased from 6.3x at the end of 2022 to 5.7x at year-end
•Annaly Residential Credit Group priced 16 whole loan securitizations totaling $6.3 billion since the beginning of 2023(5)
–Annaly remains the largest non-bank issuer and the second largest issuer overall of Prime Jumbo and Expanded Credit MBS from the beginning of 2022 through 2023 year-end(6)
•Raised $674 million of accretive common equity through the Company’s at-the-market (“ATM”) sales program(7)
Corporate Responsibility & Governance
•Published fourth ESG Report titled 25 Years of Purposeful Housing Finance Leadership
•Expanded Board of Directors with election of three new Independent Directors: Martin Laguerre, Manon Laroche and Scott Wede
–Annaly's Board of Directors is currently 83% independent with 58% of members identifying as women and/or racially/ethnically diverse

"Annaly delivered a 10.1% economic return in the fourth quarter as interest rates declined and mortgage-related assets exhibited strong performance,” remarked David Finkelstein, Annaly’s Chief Executive Officer and Chief Investment Officer. “More broadly, we are proud to have generated a 6.0% economic return in 2023 through what was another historically volatile year in fixed income markets. We view this performance as a testament to Annaly’s diversified housing finance model and prudent portfolio and risk management.

"Importantly, we continued to make progress in expanding our capabilities and leadership across housing finance as we further scaled our Residential Credit and MSR businesses last year. Throughout 2023, we increased our capital allocation to our non-Agency strategies largely driven by nearly $5 billion of whole loan purchases and $925 million(8) of MSR acquisitions. We continue to believe the synergies between our three investment strategies will allow Annaly to generate superior risk-adjusted returns across a variety of economic environments. As the Federal Reserve likely shifts to a more accommodative monetary policy in 2024, we are encouraged by the improving operating environment we have experienced in recent months and are optimistic on the outlook for each of our businesses."

(1) Total portfolio represents Annaly’s investments that are on-balance sheet as well as investments that are off-balance sheet in which Annaly has economic exposure. Assets reflect TBA purchase contracts (market value) of ($0.6) billion, exclude assets transferred or pledged to securitization vehicles of $13.3 billion and include unsettled MSR commitments of $0.5 million and $1.4 billion of retained securities that are eliminated in consolidation and are shown net of participations issued totaling $1.1 billion. MSR commitments represent the market value of deals where Annaly has executed a letter of intent. There can be no assurance whether these deals will close or when they will close.
(2) Capital allocation for each of the investment strategies is calculated as the difference between each investment strategy’s allocated assets, which include TBA purchase contracts, and liabilities. Dedicated capital allocations as of December 31, 2023 exclude commercial real estate assets.
(3) Represents $5.2 billion of unencumbered assets, which represents Annaly’s excess liquidity and defined as assets that have not been pledged or securitized (generally including cash and cash equivalents, Agency MBS, CRT, Non-Agency MBS, residential mortgage loans, MSR, reverse repurchase agreements, other unencumbered financial assets and capital stock), and $1.0 billion of fair value of collateral pledged for future advances.
(4) Information aggregated from 2023 Fannie Mae and Freddie Mac monthly loan level files by eMBS servicing transfer data as of December 31, 2023.
(5) Includes a $414 million and $496 million whole loan securitization that priced in January 2024 and a $412 million whole loan securitization that priced in February 2024.
(6) Issuer ranking data from Inside Nonconforming Markets for 2022 through 2023 year end (January 5, 2024 issue).
(7) Net of sales agent commissions and excluding other offering expenses.
(8) Includes unsettled commitments of $518 million. MSR commitments represent the market value of deals where Annaly has executed a letter of intent. There can be no assurance whether these deals will close or when they will close.

Financial Performance
The following table summarizes certain key performance indicators as of and for the quarters ended December 31, 2023, September 30, 2023 and December 31, 2022:

	December 31, 2023	September 30, 2023	December 31, 2022
Book value per common share	$19.44	$18.25	$20.79
GAAP net income (loss) per average common share (1)	$(0.88)	$(1.21)	$(1.96)
Annualized GAAP return (loss) on average equity (2)	(14.21%)	(20.18%)	(31.78%)
GAAP leverage at period-end (3)	6.8:1	7.1:1	6.0:1
Net interest margin (4)	(0.25%)	(0.20%)	0.65%
Average yield on interest earning assets (5)	4.55%	4.49%	3.86%
Average GAAP cost of interest bearing liabilities (6)	5.37%	5.27%	3.71%
Net interest spread	(0.82%)	(0.78%)	0.15%
Non-GAAP metrics *
Earnings available for distribution per average common share (1)	$0.68	$0.66	$0.89
Annualized EAD return on average equity	13.76%	12.96%	16.19%
Economic leverage at period-end (3)	5.7:1	6.4:1	6.3:1
Net interest margin (excluding PAA) (4)	1.58%	1.48%	1.90%
Average yield on interest earning assets (excluding PAA) (5)	4.64%	4.46%	3.82%
Average economic cost of interest bearing liabilities (6)	3.42%	3.28%	2.11%
Net interest spread (excluding PAA)	1.22%	1.18%	1.71%
* Represents a non-GAAP financial measure. Please refer to the "Non-GAAP Financial Measures" section for additional information.
(1) Net of dividends on preferred stock.
(2) Annualized GAAP return (loss) on average equity annualizes realized and unrealized gains and (losses) which may not be indicative of full year performance, unannualized GAAP return (loss) on average equity is (3.55%), (5.04%), and (7.95%) for the quarters ended December 31, 2023, September 30, 2023, and December 31, 2022, respectively.
(3) GAAP leverage is computed as the sum of repurchase agreements, other secured financing, debt issued by securitization vehicles, participations issued, and U.S. Treasury securities sold, not yet purchased divided by total equity. Economic leverage is computed as the sum of recourse debt, cost basis of to-be-announced ("TBA") and CMBX derivatives outstanding, and net forward purchases (sales) of investments divided by total equity. Recourse debt consists of repurchase agreements, other secured financing, and US Treasury securities, sold, not yet purchased. Debt issued by securitization vehicles and participations issued are non-recourse to the Company and are excluded from economic leverage.
(4) Net interest margin represents interest income less interest expense divided by average Interest Earning Assets. Net interest margin does not include net interest component of interest rate swaps. Net interest margin (excluding PAA) represents the sum of interest income (excluding PAA) plus TBA dollar roll income and CMBX coupon income less interest expense and the net interest component of interest rate swaps divided by the sum of average Interest Earning Assets plus average outstanding TBA contract and CMBX balances. PAA represents the cumulative impact on prior periods, but not the current period, of quarter-over-quarter changes in estimated long-term prepayment speeds related to the Company’s Agency mortgage-backed securities.
(5) Average yield on interest earning assets represents annualized interest income divided by average interest earning assets. Average interest earning assets reflects the average amortized cost of our investments during the period. Average yield on interest earning assets (excluding PAA) is calculated using annualized interest income (excluding PAA).
(6) Average GAAP cost of interest bearing liabilities represents annualized interest expense divided by average interest bearing liabilities. Average interest bearing liabilities reflects the average balances during the period. Average economic cost of interest bearing liabilities represents annualized economic interest expense divided by average interest bearing liabilities. Economic interest expense is comprised of GAAP interest expense and the net interest component of interest rate swaps.

Other Information
This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements which are based on various assumptions (some of which are beyond our control) and may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "anticipate," "continue," or similar terms or variations on those terms or the negative of those terms. Such statements include those relating to the Company’s future performance, macro outlook, the interest rate and credit environments, tax reform and future opportunities. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability of mortgage-backed securities ("MBS") and other securities for purchase; the availability of financing and, if available, the terms of any financing; changes in the market value of the Company’s assets; changes in business conditions and the general economy; the Company’s ability to grow its residential credit business; the Company's ability to grow its mortgage servicing rights business; credit risks related to the Company’s investments in credit risk transfer securities and residential mortgage-backed securities and related residential mortgage credit assets; risks related to investments in mortgage servicing rights; the Company’s ability to consummate any contemplated investment opportunities; changes in government regulations or policy affecting the Company’s business; the Company’s ability to maintain its qualification as a REIT for U.S. federal income tax purposes; the Company’s ability to maintain its exemption from registration under the Investment Company Act of 1940; and operational risks or risk management failures by us or critical third parties, including cybersecurity incidents. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law.
Annaly is a leading diversified capital manager with investment strategies across mortgage finance. Annaly’s principal business objective is to generate net income for distribution to its stockholders and to optimize its returns through prudent management of its diversified investment strategies. Annaly is internally managed and has elected to be taxed as a real estate investment trust, or REIT, for federal income tax purposes. Additional information on the company can be found at www.annaly.com.
We use our website (www.annaly.com) and LinkedIn account (www.linkedin.com/company/annaly-capital-management) as channels of distribution of company information. The information we post through these channels may be deemed material. Accordingly, investors should monitor these channels, in addition to following our press releases, SEC filings and public conference calls and webcasts. In addition, you may automatically receive email alerts and other information about Annaly when you enroll your email address by visiting the "Investors" section of our website, then clicking on "Investor Resources" and selecting "Email Alerts" to complete the email notification form. Our website, any alerts and social media channels are not incorporated by reference into, and are not a part of, this document.

The Company prepares an investor presentation and supplemental financial information for the benefit of its shareholders. Please refer to the investor presentation for definitions of both GAAP and non-GAAP measures used in this news release. Both the Fourth Quarter 2023 Investor Presentation and the Fourth Quarter 2023 Supplemental Information can be found at the Company’s website (www.annaly.com) in the "Investors" section under "Investor Presentations."

Conference Call
The Company will hold the fourth quarter 2023 earnings conference call on February 8, 2024 at 9:00 a.m. Eastern Time. Participants are encouraged to pre-register for the conference call to receive a unique PIN to gain immediate access to the call and bypass the live operator.  Pre-registration may be completed by accessing the pre-registration link found on the homepage or "Investors" section of the Company's website at www.annaly.com, or by using the following link: https://dpregister.com/sreg/10185614/fb5fd41a36. Pre-registration may be completed at any time, including up to and after the call start time.

For participants who would like to join the call but have not pre-registered, access is available by dialing 844-735-3317 within the U.S., or 412-317-5703 internationally, and requesting the "Annaly Earnings Call."
There will also be an audio webcast of the call on www.annaly.com. A replay of the call will be available for one week following the conference call. The replay number is 877-344-7529 for domestic calls and 412-317-0088 for international calls and the conference passcode is 4036599. If you would like to be added to the e-mail distribution list, please visit www.annaly.com, click on Investors, then select Email Alerts and complete the email notification form.

Financial Statements
ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands, except per share data)

	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022 (1)
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Assets
Cash and cash equivalents	$1,412,148	$1,241,122	$1,236,872	$1,794,173	$1,576,714
Securities	69,613,565	69,860,730	71,202,461	69,238,185	65,789,907
Loans, net	2,353,084	1,793,140	1,154,320	1,642,822	1,809,832
Mortgage servicing rights	2,122,196	2,234,813	2,018,896	1,790,980	1,748,209
Assets transferred or pledged to securitization vehicles	13,307,622	11,450,346	11,318,419	10,277,588	9,121,912
Derivative assets	162,557	549,833	457,119	400,139	342,064
Receivable for unsettled trades	2,710,224	1,047,566	787,442	679,096	575,091
Principal and interest receivable	1,222,705	1,158,648	944,537	773,722	637,301
Intangible assets, net	12,106	12,778	15,163	15,921	16,679
Other assets	311,029	299,447	195,248	219,391	233,003
Total assets	$93,227,236	$89,648,423	$89,330,477	$86,832,017	$81,850,712
Liabilities and stockholders’ equity
Liabilities
Repurchase agreements	$62,201,543	$64,693,821	$61,637,600	$60,993,018	$59,512,597
Other secured financing	500,000	500,000	500,000	250,000	250,000
Debt issued by securitization vehicles	11,600,338	9,983,847	9,789,282	8,805,911	7,744,160
Participations issued	1,103,835	788,442	492,307	673,431	800,849
U.S. Treasury securities sold, not yet purchased	2,132,751	—	—	—	—
Derivative liabilities	302,295	97,616	156,182	473,515	204,172
Payable for unsettled trades	3,249,389	2,214,319	4,331,315	3,259,034	1,157,846
Interest payable	287,937	198,084	140,620	118,395	325,280
Dividends payable	325,052	321,629	321,031	321,023	412,113
Other liabilities	179,005	173,608	74,795	28,657	74,269
Total liabilities	81,882,145	78,971,366	77,443,132	74,922,984	70,481,286
Stockholders’ equity
Preferred stock, par value $0.01 per share (2)	1,536,569	1,536,569	1,536,569	1,536,569	1,536,569
Common stock, par value $0.01 per share (3)	5,001	4,948	4,939	4,939	4,683
Additional paid-in capital	23,672,391	23,572,996	23,550,346	23,543,091	22,981,320
Accumulated other comprehensive income (loss)	(1,335,400)	(2,694,776)	(2,382,531)	(2,550,614)	(3,708,896)
Accumulated deficit	(12,622,768)	(11,855,267)	(10,933,044)	(10,741,863)	(9,543,233)
Total stockholders’ equity	11,255,793	10,564,470	11,776,279	11,792,122	11,270,443
Noncontrolling interests	89,298	112,587	111,066	116,911	98,983
Total equity	11,345,091	10,677,057	11,887,345	11,909,033	11,369,426
Total liabilities and equity	$93,227,236	$89,648,423	$89,330,477	$86,832,017	$81,850,712

(1) Derived from the audited consolidated financial statements at December 31, 2022.
(2) 6.95% Series F Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock - Includes 28,800,000 shares authorized, issued and outstanding. 6.50% Series G Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock - Includes 17,000,000 shares authorized, issued and outstanding. 6.75% Series I Preferred Stock - Includes 17,700,000 shares authorized, issued and outstanding.
(3) Includes 1,468,250,000 shares authorized. Includes 500,080,287 shares issued and outstanding at December 31, 2023, 494,814,038 shares issued and outstanding at September 30, 2023, 493,893,288 shares issued and outstanding at June 30, 2023, 493,880,938 shares issued and outstanding at March 31, 2023, 468,309,810 shares issued and outstanding at December 31, 2022.

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) (dollars in thousands, except per share data) (Unaudited)
	For the quarters ended
	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Net interest income
Interest income	$990,352	$1,001,485	$921,494	$818,250	$798,934
Interest expense	1,043,902	1,046,819	953,457	798,787	663,847
Net interest income	(53,550)	(45,334)	(31,963)	19,463	135,087
Net servicing income
Servicing and related income	98,474	97,620	83,790	84,273	82,040
Servicing and related expense	11,219	9,623	8,930	7,880	7,659
Net servicing income	87,255	87,997	74,860	76,393	74,381
Other income (loss)
Net gains (losses) on investments and other	1,894,744	(2,713,126)	(1,308,948)	1,712	(1,124,924)
Net gains (losses) on derivatives	(2,301,911)	2,127,430	1,475,325	(900,752)	84,263
Loan loss (provision) reversal	—	—	—	219	(7,258)
Business divestiture-related gains (losses)	—	—	—	—	(13,013)
Other, net	22,863	26,250	9,105	15,498	7,569
Total other income (loss)	(384,304)	(559,446)	175,482	(883,323)	(1,053,363)
General and administrative expenses
Compensation expense	29,502	30,064	30,635	29,391	29,714
Other general and administrative expenses	9,399	9,845	12,280	11,437	13,291
Total general and administrative expenses	38,901	39,909	42,915	40,828	43,005
Income (loss) before income taxes	(389,500)	(556,692)	175,464	(828,295)	(886,900)
Income taxes	1,732	12,392	14,277	11,033	(86)
Net income (loss)	(391,232)	(569,084)	161,187	(839,328)	(886,814)
Net income (loss) attributable to noncontrolling interests	12,511	(6,879)	(5,846)	4,928	1,548
Net income (loss) attributable to Annaly	(403,743)	(562,205)	167,033	(844,256)	(888,362)
Dividends on preferred stock	37,181	36,854	35,766	31,875	29,974
Net income (loss) available (related) to common stockholders	$(440,924)	$(599,059)	$131,267	$(876,131)	$(918,336)
Net income (loss) per share available (related) to common stockholders
Basic	$(0.88)	$(1.21)	$0.27	$(1.79)	$(1.96)
Diluted	$(0.88)	$(1.21)	$0.27	$(1.79)	$(1.96)
Weighted average number of common shares outstanding
Basic	499,871,725	494,330,361	494,165,256	489,688,364	468,250,672
Diluted	499,871,725	494,330,361	494,358,982	489,688,364	468,250,672
Other comprehensive income (loss)
Net income (loss)	$(391,232)	$(569,084)	$161,187	$(839,328)	$(886,814)
Unrealized gains (losses) on available-for-sale securities	1,024,637	(825,286)	(294,045)	675,374	445,896
Reclassification adjustment for net (gains) losses included in net income (loss)	334,739	513,041	462,128	482,908	1,276,644
Other comprehensive income (loss)	1,359,376	(312,245)	168,083	1,158,282	1,722,540
Comprehensive income (loss)	968,144	(881,329)	329,270	318,954	835,726
Comprehensive income (loss) attributable to noncontrolling interests	12,511	(6,879)	(5,846)	4,928	1,548
Comprehensive income (loss) attributable to Annaly	955,633	(874,450)	335,116	314,026	834,178
Dividends on preferred stock	37,181	36,854	35,766	31,875	29,974
Comprehensive income (loss) attributable to common stockholders	$918,452	$(911,304)	$299,350	$282,151	$804,204

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) (dollars in thousands, except per share data)
	For the years ended
	December 31, 2023	December 31, 2022 (1)
	(unaudited)
Net interest income
Interest income	$3,731,581	$2,778,887
Interest expense	3,842,965	1,309,735
Net interest income	(111,384)	1,469,152
Net servicing income
Servicing and related income	364,157	246,926
Servicing and related expense	37,652	25,145
Net servicing income	326,505	221,781
Other income (loss)
Net gains (losses) on investments and other	(2,125,618)	(4,602,456)
Net gains (losses) on derivatives	400,092	4,859,174
Loan loss (provision) reversal	219	20,660
Business divestiture-related gains (losses)	—	(40,258)
Other, net	73,716	6,667
Total other income (loss)	(1,651,591)	243,787
General and administrative expenses
Compensation expense	119,592	112,703
Other general and administrative expenses	42,961	50,026
Total general and administrative expenses	162,553	162,729
Income (loss) before income taxes	(1,599,023)	1,771,991
Income taxes	39,434	45,571
Net income (loss)	(1,638,457)	1,726,420
Net income (loss) attributable to noncontrolling interests	4,714	1,095
Net income (loss) attributable to Annaly	(1,643,171)	1,725,325
Dividends on preferred stock	141,676	110,623
Net income (loss) available (related) to common stockholders	$(1,784,847)	$1,614,702
Net income (loss) per share available (related) to common stockholders
Basic	$(3.61)	$3.93
Diluted	$(3.61)	$3.92
Weighted average number of common shares outstanding
Basic	494,541,323	411,348,484
Diluted	494,541,323	411,621,758
Other comprehensive income (loss)
Net income (loss)	$(1,638,457)	$1,726,420
Unrealized gains (losses) on available-for-sale securities	580,680	(8,204,542)
Reclassification adjustment for net (gains) losses included in net income (loss)	1,792,816	3,537,236
Other comprehensive income (loss)	2,373,496	(4,667,306)
Comprehensive income (loss)	735,039	(2,940,886)
Comprehensive income (loss) attributable to noncontrolling interests	4,714	1,095
Comprehensive income (loss) attributable to Annaly	730,325	(2,941,981)
Dividends on preferred stock	141,676	110,623
Comprehensive income (loss) attributable to common stockholders	$588,649	$(3,052,604)

(1) Derived from the audited consolidated financial statements at December 31, 2022.

Key Financial Data
The following table presents key metrics of the Company’s portfolio, liabilities and hedging positions, and performance as of and for the quarters ended December 31, 2023, September 30, 2023 and December 31, 2022:

	December 31, 2023	September 30, 2023	December 31, 2022
Portfolio related metrics
Fixed-rate Residential Securities as a percentage of total Residential Securities	98%	98%	98%
Adjustable-rate and floating-rate Residential Securities as a percentage of total Residential Securities	2%	2%	2%
Weighted average experienced CPR for the period	6.3%	7.3%	7.5%
Weighted average projected long-term CPR at period-end	9.4%	7.1%	7.8%
Liabilities and hedging metrics
Weighted average days to maturity on repurchase agreements outstanding at period-end	44	52	27
Hedge ratio (1)	106%	115%	107%
Weighted average pay rate on interest rate swaps at period-end (2)	3.04%	2.61%	1.74%
Weighted average receive rate on interest rate swaps at period-end (2)	5.31%	5.27%	4.28%
Weighted average net rate on interest rate swaps at period-end (2)	(2.27%)	(2.66%)	(2.54%)
GAAP leverage at period-end (3)	6.8:1	7.1:1	6.0:1
GAAP capital ratio at period-end (4)	12.2%	11.9%	13.9%
Performance related metrics
Book value per common share	$19.44	$18.25	$20.79
GAAP net income (loss) per average common share(5)	$(0.88)	$(1.21)	$(1.96)
Annualized GAAP return (loss) on average equity(6)	(14.21%)	(20.18%)	(31.78%)
Net interest margin (7)	(0.25%)	(0.20%)	0.65%
Average yield on interest earning assets (8)	4.55%	4.49%	3.86%
Average GAAP cost of interest bearing liabilities (9)	5.37%	5.27%	3.71%
Net interest spread	(0.82%)	(0.78%)	0.15%
Dividend declared per common share	$0.65	$0.65	$0.88
Annualized dividend yield (10)	13.42%	13.82%	16.70%
Non-GAAP metrics *
Earnings available for distribution per average common share (5)	$0.68	$0.66	$0.89
Annualized EAD return on average equity (excluding PAA)	13.76%	12.96%	16.19%
Economic leverage at period-end (3)	5.7:1	6.4:1	6.3:1
Economic capital ratio at period end (4)	14.0%	13.1%	13.4%
Net interest margin (excluding PAA) (7)	1.58%	1.48%	1.90%
Average yield on interest earning assets (excluding PAA) (8)	4.64%	4.46%	3.82%
Average economic cost of interest bearing liabilities (9)	3.42%	3.28%	2.11%
Net interest spread (excluding PAA)	1.22%	1.18%	1.71%
* Represents a non-GAAP financial measure. Please refer to the "Non-GAAP Financial Measures" section for additional information.
(1) Measures total notional balances of interest rate swaps, interest rate swaptions (excluding receiver swaptions), futures and U.S. Treasury securities sold, not yet purchased, relative to repurchase agreements, other secured financing, cost basis of TBA derivatives outstanding and net forward purchases (sales) of investments; excludes MSR and the effects of term financing, both of which serve to reduce interest rate risk. Additionally, the hedge ratio does not take into consideration differences in duration between assets and liabilities.
(2) Excludes forward starting swaps.
(3) GAAP leverage is computed as the sum of repurchase agreements, other secured financing, debt issued by securitization vehicles, participations issued, and U.S. Treasury securities sold, not yet purchased divided by total equity. Economic leverage is computed as the sum of recourse debt, cost basis of to-be-announced ("TBA") and CMBX derivatives outstanding, and net forward purchases (sales) of investments divided by total equity. Recourse debt consists of repurchase agreements, other secured financing, and U.S. Treasury securities sold, not yet purchased. Debt issued by securitization vehicles and participations issued are non-recourse to the Company and are excluded from economic leverage.
(4) GAAP capital ratio is computed as total equity divided by total assets. Economic capital ratio is computed as total equity divided by total economic assets. Total economic assets include the implied market value of TBA derivatives and are net of debt issued by securitization vehicles.
(5) Net of dividends on preferred stock.
(6) Annualized GAAP return (loss) on average equity annualizes realized and unrealized gains and (losses) which may not be indicative of full year performance, unannualized GAAP return (loss) on average equity is (3.55%), (5.04%), and (7.95%) for the quarters ended December 31, 2023, September 30, 2023, and December 31, 2022, respectively.
(7) Net interest margin represents interest income less interest expense divided by average interest earning assets. Net interest margin does not include net interest component of interest rate swaps. Net interest margin (excluding PAA) represents the sum of interest income (excluding PAA) plus TBA dollar roll income and CMBX coupon income less interest expense and the net interest component of interest rate swaps divided by the sum of average interest earning assets plus average TBA contract and CMBX balances.
(8) Average yield on interest earning assets represents annualized interest income divided by average interest earning assets. Average interest earning assets reflects the average amortized cost of our investments during the period. Average yield on interest earning assets (excluding PAA) is calculated using annualized interest income (excluding PAA).
(9) Average GAAP cost of interest bearing liabilities represents annualized interest expense divided by average interest bearing liabilities. Average interest bearing liabilities reflects the average balances during the period. Average economic cost of interest bearing liabilities represents annualized economic interest expense divided by average interest bearing liabilities. Economic interest expense is comprised of GAAP interest expense and the net interest component of interest rate swaps.
(10) Based on the closing price of the Company’s common stock of $19.37, $18.81 and $21.08 at December 31, 2023, September 30, 2023 and December 31, 2022, respectively.

The following table contains additional information on our investment portfolio as of the dates presented:

	For the quarters ended
	December 31, 2023	September 30, 2023	December 31, 2022
Agency mortgage-backed securities	$66,308,788	$66,591,536	$62,274,895
Residential credit risk transfer securities	974,059	982,951	997,557
Non-agency mortgage-backed securities	2,108,274	2,063,861	1,991,146
Commercial mortgage-backed securities	222,444	222,382	526,309
Total securities	$69,613,565	$69,860,730	$65,789,907
Residential mortgage loans	$2,353,084	$1,793,140	$1,809,832
Total loans, net	$2,353,084	$1,793,140	$1,809,832
Mortgage servicing rights	$2,122,196	$2,234,813	$1,748,209
Residential mortgage loans transferred or pledged to securitization vehicles	13,307,622	11,450,346	9,121,912
Assets transferred or pledged to securitization vehicles	$13,307,622	$11,450,346	$9,121,912
Total investment portfolio	$87,396,467	$85,339,029	$78,469,860

Non-GAAP Financial Measures
To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles ("GAAP"), the Company provides the following non-GAAP measures:
•earnings available for distribution ("EAD");
•earnings available for distribution attributable to common stockholders;
•earnings available for distribution per average common share;
•annualized EAD return on average equity;
•economic leverage;
•economic capital ratio;
•interest income (excluding PAA);
•economic interest expense;
•economic net interest income (excluding PAA);
•average yield on interest earning assets (excluding PAA);
•average economic cost of interest bearing liabilities;
•net interest margin (excluding PAA); and
•net interest spread (excluding PAA).

These measures should not be considered a substitute for, or superior to, financial measures computed in accordance with GAAP. While intended to offer a fuller understanding of the Company’s results and operations, non-GAAP financial measures also have limitations. For example, the Company may calculate its non-GAAP metrics, such as earnings available for distribution, or the PAA, differently than its peers making comparative analysis difficult. Additionally, in the case of non-GAAP measures that exclude the PAA, the amount of amortization expense excluding the PAA is not necessarily representative of the amount of future periodic amortization nor is it indicative of the term over which the Company will amortize the remaining unamortized premium. Changes to actual and estimated prepayments will impact the timing and amount of premium amortization and, as such, both GAAP and non-GAAP results.
These non-GAAP measures provide additional detail to enhance investor understanding of the Company’s period-over-period operating performance and business trends, as well as for assessing the Company’s performance versus that of industry peers. Additional information pertaining to the Company’s use of these non-GAAP financial measures, including discussion of how each such measure may be useful to investors, and reconciliations to their most directly comparable GAAP results are provided below.
Earnings available for distribution, earnings available for distribution attributable to common stockholders, earnings available for distribution per average common share and annualized EAD return on average equity
The Company's principal business objective is to generate net income for distribution to its stockholders and to preserve capital through prudent selection of investments and continuous management of its portfolio. The Company generates net income by earning a net interest spread on its investment portfolio, which is a function of interest income from its investment portfolio less financing, hedging and operating costs.  Earnings available for distribution, which is defined as the sum of (a) economic net interest income, (b) TBA dollar roll income and CMBX coupon income, (c) net servicing income less realized amortization of MSR, (d) other income (loss) (excluding amortization of intangibles, non-EAD income allocated to equity method investments and other non-EAD components of other income (loss)), (e) general and administrative expenses (excluding transaction expenses and non-recurring items), and (f) income taxes (excluding the income tax effect of non-EAD income (loss) items) and excludes (g) the premium amortization adjustment ("PAA") representing the cumulative impact on prior periods, but not the current period, of quarter-over-quarter changes in estimated long-term prepayment speeds related to the Company’s Agency mortgage-backed securities is used by the Company's management and, the Company believes, used by analysts and investors to measure its progress in achieving its principal business objective.
The Company seeks to fulfill this objective through a variety of factors including portfolio construction, the degree of market risk exposure and related hedge profile, and the use and forms of leverage, all while operating within the parameters of the Company's capital allocation policy and risk governance framework.
The Company believes these non-GAAP measures provide management and investors with additional details regarding the Company’s underlying operating results and investment portfolio trends by (i) making adjustments to account for the disparate reporting of changes in fair value where certain instruments are reflected in GAAP net income (loss) while others are reflected in other comprehensive income (loss) and (ii) by excluding certain unrealized, non-cash or episodic components of GAAP net income (loss) in order to provide additional transparency into the operating performance of the Company’s portfolio. In addition, EAD serves as a useful indicator for investors in evaluating the Company's performance and ability to pay dividends. Annualized EAD return on average equity, which is calculated by dividing earnings available for distribution over average stockholders’ equity, provides investors with additional detail on the earnings available for distribution generated by the Company’s invested equity capital.

The following table presents a reconciliation of GAAP financial results to non-GAAP earnings available for distribution for the periods presented:

	For the quarters ended
	December 31, 2023	September 30, 2023	December 31, 2022
	(dollars in thousands, except per share data)
GAAP net income (loss)	$(391,232)	$(569,084)	$(886,814)
Adjustments to exclude reported realized and unrealized (gains) losses
Net (gains) losses on investments and other (1)	(1,887,795)	2,710,208	1,124,924
Net (gains) losses on derivatives (2)	2,681,288	(1,732,753)	202,337
Loan loss provision (reversal)	—	—	7,258
Business divestiture-related (gains) losses	—	—	13,013
Other adjustments
Amortization of intangibles	673	2,384	758
Non-EAD (income) loss allocated to equity method investments (3)	197	(140)	(306)
Transaction expenses and non-recurring items (4)	2,319	1,882	807
Income tax effect of non-EAD income (loss) items	1,484	9,444	(418)
TBA dollar roll income and CMBX coupon income (5)	1,720	(1,016)	34,767
MSR amortization (6)	(48,358)	(49,073)	(38,633)
EAD attributable to noncontrolling interests	(4,014)	(3,811)	(1,548)
Premium amortization adjustment cost (benefit)	19,148	(6,062)	(8,136)
Earnings available for distribution *	375,430	361,979	448,009
Dividends on preferred stock	37,181	36,854	29,974
Earnings available for distribution attributable to common stockholders *	$338,249	$325,125	$418,035
GAAP net income (loss) per average common share	$(0.88)	$(1.21)	$(1.96)
Earnings available for distribution per average common share *	$0.68	$0.66	$0.89
Annualized GAAP return (loss) on average equity (7)	(14.21%)	(20.18%)	(31.78%)
Annualized EAD return on average equity *	13.76%	12.96%	16.19%
* Represents a non-GAAP financial measure.
(1) Includes write-downs or recoveries on investments which are reported in Other, net in the Company's Consolidated Statement of Comprehensive Income (Loss).
(2) The adjustment to add back Net (gains) losses on derivatives does not include the net interest component of interest rate swaps which is reflected in earnings available for distribution. The net interest component of interest rate swaps totaled $379.4 million, $394.7 million and $286.6 million for the quarters ended December 31, 2023, September 30, 2023 and December 31, 2022, respectively.
(3) The Company excludes non-EAD (income) loss allocated to equity method investments, which represents the unrealized (gains) losses allocated to equity interests in a portfolio of MSR, which is a component of Other, net.
(4) Represents costs incurred in connection with securitizations of residential whole loans.
(5) TBA dollar roll income and CMBX coupon income each represent a component of Net gains (losses) on derivatives. CMBX coupon income totaled $0.0 million, $0.0 million and $1.1 million for the quarters ended December 31, 2023, September 30, 2023 and December 31, 2022, respectively.
(6) MSR amortization utilizes purchase date cash flow assumptions and actual unpaid principal balances and is calculated as the difference between projected MSR yield income and net servicing income for the period.
(7) Annualized GAAP return (loss) on average equity annualizes realized and unrealized gains and (losses) which may not be indicative of full year performance, unannualized GAAP return (loss) on average equity is (3.55%), (5.04%), and (7.95%) for the quarters ended December 31, 2023, September 30, 2023, and December 31, 2022, respectively.

	For the years ended
	December 31, 2023	December 31, 2022
	(dollars in thousands, except per share data)
GAAP net income (loss)	$(1,638,457)	$1,726,420
Adjustments to exclude reported realized and unrealized (gains) losses
Net (gains) losses on investments and other (1)	2,137,538	4,602,456
Net (gains) losses on derivatives (2)	1,184,961	(4,493,013)
Loan loss provision (reversal) (3)	(219)	(22,923)
Business divestiture-related (gains) losses	—	40,258
Other adjustments
Amortization of intangibles	4,573	3,948
Non-EAD (income) loss allocated to equity method investments (4)	354	(15,499)
Transaction expenses and non-recurring items (5)	8,209	7,620
Income tax effect of non-EAD income (loss) items	31,570	46,070
TBA dollar roll income and CMBX coupon income (6)	20,621	431,475
MSR amortization (7)	(182,151)	(114,992)
EAD attributable to noncontrolling interests	(14,639)	(1,095)
Premium amortization adjustment cost (benefit)	1,654	(360,587)
Earnings available for distribution *	1,554,014	1,850,138
Dividends on preferred stock	141,676	110,623
Earnings available for distribution attributable to common stockholders *	$1,412,338	$1,739,515
GAAP net income (loss) per average common share	$(3.61)	$3.93
Earnings available for distribution per average common share *	$2.86	$4.23
Annualized GAAP return (loss) on average equity	(14.33)%	14.86%
Annualized EAD return on average equity *	13.71%	16.02%
* Represents a non-GAAP financial measure.
(1) Includes write-downs or recoveries on investments which are reported in Other, net in the Company's Consolidated Statement of Comprehensive Income (Loss).
(2) The adjustment to add back Net (gains) losses on derivatives does not include the net interest component of interest rate swaps which is reflected in earnings available for distribution. The net interest component of interest rate swaps totaled $1.6 billion and $366.2 million for the years ended December 31, 2023 and 2022, respectively.
(3) Includes $0.0 million and ($2.3) million of loss provision (reversal) on the Company’s unfunded loan commitments for the years ended December 31, 2023 and 2022, respectively.
(4) The Company excludes non-EAD (income) loss allocated to equity method investments, which represents the unrealized (gains) losses allocated to equity interests in a portfolio of MSR, which is a component of Other, net.
(5) Includes costs incurred in connection with securitizations of residential whole loans.
(6) TBA dollar roll income and CMBX coupon income each represent a component of Net gains (losses) on other derivatives and financial instruments. CMBX coupon income totaled $1.5 million and $4.4 million for the years ended December 31, 2023 and 2022, respectively.
(7) MSR amortization utilizes purchase date cash flow assumptions and actual unpaid principal balances and is calculated as the difference between projected MSR yield income and net servicing income for the period.

From time to time, the Company enters into TBA forward contracts as an alternate means of investing in and financing Agency mortgage-backed securities. A TBA contract is an agreement to purchase or sell, for future delivery, an Agency mortgage-backed security with a specified issuer, term and coupon. A TBA dollar roll represents a transaction where TBA contracts with the same terms but different settlement dates are simultaneously bought and sold. The TBA contract settling in the later month typically prices at a discount to the earlier month contract with the difference in price commonly referred to as the "drop". The drop is a reflection of the expected net interest income from an investment in similar Agency mortgage-backed securities, net of an implied financing cost, that would be foregone as a result of settling the contract in the later month rather than in the earlier month. The drop between the current settlement month price and the forward settlement month price occurs because in the TBA dollar roll market, the party providing the financing is the party that would retain all principal and interest payments accrued during the financing period. Accordingly, TBA dollar roll income generally represents the economic equivalent of the net interest income earned on the underlying Agency mortgage-backed security less an implied financing cost.
TBA dollar roll transactions are accounted for under GAAP as a series of derivatives transactions. The fair value of TBA derivatives is based on methods similar to those used to value Agency mortgage-backed securities. The Company records TBA derivatives at fair value on its Consolidated Statements of Financial Condition and recognizes periodic changes in fair value in Net gains (losses) on derivatives in the Consolidated Statements of Comprehensive Income (Loss), which includes both unrealized and realized gains and losses on derivatives.

TBA dollar roll income is calculated as the difference in price between two TBA contracts with the same terms but different settlement dates multiplied by the notional amount of the TBA contract. Although accounted for as derivatives, TBA dollar rolls capture the economic equivalent of net interest income, or carry, on the underlying Agency mortgage-backed security (interest income less an implied cost of financing). TBA dollar roll income is reported as a component of Net gains (losses) on derivatives in the Consolidated Statements of Comprehensive Income (Loss).
The CMBX index is a synthetic tradable index referencing a basket of 25 commercial mortgage-backed securities ("CMBS") of a particular rating and vintage. The CMBX index allows investors to take a long exposure (referred to as selling protection) or short exposure (referred to as buying protection) on the respective basket of CMBS securities and is structured as a "pay-as-you-go" contract whereby the protection buyer pays to the protection seller a standardized running coupon on the contracted notional amount. The Company reports income (expense) on CMBX positions in Net gains (losses) on derivatives in the Consolidated Statements of Comprehensive Income (Loss). The coupon payments received or paid on CMBX positions are equivalent to interest income (expense) and therefore included in earnings available for distribution.
Premium Amortization Expense
In accordance with GAAP, the Company amortizes or accretes premiums or discounts into interest income for its Agency mortgage-backed securities, excluding interest-only securities, multifamily and reverse mortgages, taking into account estimates of future principal prepayments in the calculation of the effective yield. The Company recalculates the effective yield as differences between anticipated and actual prepayments occur. Using third-party model and market information to project future cash flows and expected remaining lives of securities, the effective interest rate determined for each security is applied as if it had been in place from the date of the security’s acquisition. The amortized cost of the security is then adjusted to the amount that would have existed had the new effective yield been applied since the acquisition date. The adjustment to amortized cost is offset with a charge or credit to interest income. Changes in interest rates and other market factors will impact prepayment speed projections and the amount of premium amortization recognized in any given period.
The Company’s GAAP metrics include the unadjusted impact of amortization and accretion associated with this method. Certain of the Company’s non-GAAP metrics exclude the effect of the PAA, which quantifies the component of premium amortization representing the cumulative impact on prior periods, but not the current period, of quarter-over-quarter changes in estimated long-term CPR.
The following table illustrates the impact of the PAA on premium amortization expense for the Company’s Residential Securities portfolio and residential securities transferred or pledged to securitization vehicles, for the quarters ended December 31, 2023, September 30, 2023 and December 31, 2022:

	For the quarters ended
	December 31, 2023	September 30, 2023	December 31, 2022
	(dollars in thousands)
Premium amortization expense (accretion)	$51,247	$24,272	$38,829
Less: PAA cost (benefit)	19,148	(6,062)	(8,136)
Premium amortization expense (excluding PAA)	$32,099	$30,334	$46,965

Economic leverage and economic capital ratios
The Company uses capital coupled with borrowed funds to invest primarily in real estate related investments, earning the spread between the yield on its assets and the cost of its borrowings and hedging activities. The Company’s capital structure is designed to offer an efficient complement of funding sources to generate positive risk-adjusted returns for its stockholders while maintaining appropriate liquidity to support its business and meet the Company’s financial obligations under periods of market stress. To maintain its desired capital profile, the Company utilizes a mix of debt and equity funding. Debt funding may include the use of repurchase agreements, loans, securitizations, participations issued, lines of credit, asset backed lending facilities, corporate bond issuance, convertible bonds or other liabilities. Equity capital primarily consists of common and preferred stock.
The Company’s economic leverage ratio is computed as the sum of recourse debt, cost basis of TBA and CMBX derivatives outstanding, and net forward purchases (sales) of investments divided by total equity. Recourse debt consists of repurchase agreements and other secured financing, and U.S. Treasury securities sold, not yet purchased. Debt issued by securitization vehicles and participations issued are non-recourse to the Company and are excluded from economic leverage.

The following table presents a reconciliation of GAAP debt to economic debt for purposes of calculating the Company’s economic leverage ratio for the periods presented:

	As of
	December 31, 2023	September 30, 2023	December 31, 2022
Economic leverage ratio reconciliation	(dollars in thousands)
Repurchase agreements	$62,201,543	$64,693,821	$59,512,597
Other secured financing	500,000	500,000	250,000
Debt issued by securitization vehicles	11,600,338	9,983,847	7,744,160
Participations issued	1,103,835	788,442	800,849
U.S Treasury securities sold, not yet purchased	2,132,751	—	—
Total GAAP debt	$77,538,467	$75,966,110	$68,307,606
Less Non-Recourse Debt:
Debt issued by securitization vehicles	$(11,600,338)	$(9,983,847)	$(7,744,160)
Participations issued	(1,103,835)	(788,442)	(800,849)
Total recourse debt	$64,834,294	$65,193,821	$59,762,597
Plus / (Less):
Cost basis of TBA and CMBX derivatives	$(555,221)	$1,965,117	$11,050,351
Payable for unsettled trades	3,249,389	2,214,319	1,157,846
Receivable for unsettled trades	(2,710,224)	(1,047,566)	(575,091)
Economic debt *	$64,818,238	$68,325,691	$71,395,703
Total equity	$11,345,091	$10,677,057	$11,369,426
Economic leverage ratio *	5.7:1	6.4:1	6.3:1

* Represents a non-GAAP financial measure.

The following table presents a reconciliation of GAAP total assets to economic total assets for purposes of calculating the Company’s economic capital ratio for the periods presented:

	As of
	December 31, 2023	September 30, 2023	December 31, 2022
Economic capital ratio reconciliation	(dollars in thousands)
Total GAAP assets	$93,227,236	$89,648,423	$81,850,712
Less:
Gross unrealized gains on TBA derivatives (1)	(20,689)	(7,232)	(17,056)
Debt issued by securitization vehicles	(11,600,338)	(9,983,847)	(7,744,160)
Plus:
Implied market value of TBA derivatives	(573,602)	1,925,614	10,578,676
Total economic assets *	$81,032,607	$81,582,958	$84,668,172
Total equity	$11,345,091	$10,677,057	$11,369,426
Economic capital ratio *	14.0%	13.1%	13.4%

* Represents a non-GAAP financial measure. (1) Included in Derivative assets in the Company’s Consolidated Statements of Financial Condition.

Interest income (excluding PAA), economic interest expense and economic net interest income (excluding PAA)
Interest income (excluding PAA) represents interest income excluding the effect of the PAA, and serves as the basis for deriving average yield on interest earning assets (excluding PAA), net interest spread (excluding PAA) and net interest margin (excluding PAA), which are discussed below. The Company believes this measure provides management and investors with additional detail to enhance their understanding of the Company’s operating results and trends by excluding the component of premium amortization expense representing the cumulative impact on prior periods, but not the current period, of quarter-over-quarter changes in estimated long-term prepayment speeds related to the Company’s Agency mortgage-backed securities (other than interest-only securities, multifamily and reverse mortgages), which can obscure underlying trends in the performance of the portfolio.
Economic interest expense includes GAAP interest expense and the net interest component of interest rate swaps. The Company uses interest rate swaps to manage its exposure to changing interest rates on its repurchase agreements by economically hedging cash flows associated with these borrowings. Accordingly, adding the net interest component of interest rate swaps to interest expense, as computed in accordance with GAAP, reflects the total contractual interest expense and thus, provides investors with additional information about the cost of the Company's financing strategy. The Company may use market agreed coupon ("MAC") interest rate swaps in which the Company may receive or make a payment at the time of entering into such interest rate swap to compensate for the off-market nature of such interest rate swap. In accordance with GAAP, upfront payments associated with MAC interest rate swaps are not reflected in the net interest component of interest rate swaps in the Company's Consolidated Statements of Comprehensive Income (Loss).

Similarly, economic net interest income (excluding PAA), as computed below, provides investors with additional information to enhance their understanding of the net economics of our primary business operations.

	For the quarters ended
	December 31, 2023	September 30, 2023	December 31, 2022
Interest income (excluding PAA) reconciliation	(dollars in thousands)
GAAP interest income	$990,352	$1,001,485	$798,934
Premium amortization adjustment	19,148	(6,062)	(8,136)
Interest income (excluding PAA) *	$1,009,500	$995,423	$790,798
Economic interest expense reconciliation
GAAP interest expense	$1,043,902	$1,046,819	$663,847
Add:
Net interest component of interest rate swaps	(379,377)	(394,677)	(286,600)
Economic interest expense *	$664,525	$652,142	$377,247
Economic net interest income (excluding PAA) reconciliation
Interest income (excluding PAA) *	$1,009,500	$995,423	$790,798
Less:
Economic interest expense *	664,525	652,142	377,247
Economic net interest income (excluding PAA) *	$344,975	$343,281	$413,551

* Represents a non-GAAP financial measure.

Average yield on interest earning assets (excluding PAA), net interest spread (excluding PAA), net interest margin (excluding PAA) and average economic cost of interest bearing liabilities
Net interest spread (excluding PAA), which is the difference between the average yield on interest earning assets (excluding PAA) and the average economic cost of interest bearing liabilities, which represents annualized economic interest expense divided by average interest bearing liabilities, and net interest margin (excluding PAA), which is calculated as the sum of interest income (excluding PAA) plus TBA dollar roll income and CMBX coupon income less interest expense and the net interest component of interest rate swaps divided by the sum of average interest earning assets plus average TBA contract and CMBX balances, provide management with additional measures of the Company’s profitability that management relies upon in monitoring the performance of the business.
Disclosure of these measures, which are presented below, provides investors with additional detail regarding how management evaluates the Company’s performance.

	For the quarters ended
	December 31, 2023	September 30, 2023	December 31, 2022
Economic metrics (excluding PAA)	(dollars in thousands)
Average interest earning assets	$87,020,120	$89,300,922	$82,859,799
Interest income (excluding PAA) *	$1,009,500	$995,423	$790,798
Average yield on interest earning assets (excluding PAA) *	4.64%	4.46%	3.82%
Average interest bearing liabilities	$76,010,247	$77,780,989	$69,981,694
Economic interest expense *	$664,525	$652,142	$377,247
Average economic cost of interest bearing liabilities *	3.42%	3.28%	2.11%
Economic net interest income (excluding PAA) *	$344,975	$343,281	$413,551
Net interest spread (excluding PAA) *	1.22%	1.18%	1.71%
Interest income (excluding PAA) *	$1,009,500	$995,423	$790,798
TBA dollar roll income and CMBX coupon income	1,720	(1,016)	34,767
Economic interest expense *	(664,525)	(652,142)	(377,247)
Subtotal	$346,695	$342,265	$448,318
Average interest earnings assets	$87,020,120	$89,300,922	$82,859,799
Average TBA contract and CMBX balances	829,571	2,960,081	11,499,881
Subtotal	$87,849,691	$92,261,003	$94,359,680
Net interest margin (excluding PAA) *	1.58%	1.48%	1.90%
* Represents a non-GAAP financial measure.